SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 17, 2007

VeruTEK Technologies, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51246	pending
(Commission File Number)	(IRS Employer Identification No.)

65 West Dudley Town Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)

860-242-9800
(Issuer's Telephone Number)

Copies to:
Bartly Loethen, Esq.
Synergy Law Group, L.L.C.
730 W Randolph, 6th Floor
Chicago, Illinois 60661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3	Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Effective October 17, 2007, the Company completed a private placement of investment units to accredited investors consisting of investment units at the price of $1.50 per investment unit. Each investment unit is comprised of one (1) Common Share; a five year non-callable warrant to purchase one Common Share at an exercise price of $1.80 per share; and a five year non-callable warrant to purchase one Common Share at an exercise price of $2.10 per share (the “Investor Warrants”) (the “Offering Round”). The Company raised in the Offering Round approximately $2,000,000 in funds from approximately 29 accredited investors, who will be issued approximately 1,370,000 investment units. No underwriting discounts or commissions were applicable to this Offering Round.

These sales were exempt pursuant to exemptions available under Section 4(2) of the Securities Act of 1933, as amended and Regulation D, Rule 506 promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeruTEK Technologies, Inc.

Dated: October 18, 2007	By:	/s/ John Collins
Name: John Collins
Title: President and Chief Executive Officer